RULE 424(B) (2)
                                          REGISTRATION STATEMENT NO. 333-10119

PRICING SUPPLEMENT NO. 21, DATED October 4, 1996,
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TO PROSPECTUS, DATED September 10, 1996 AND PROSPECTUS SUPPLEMENT, DATED
September 10, 1996.
                                AMERCO
                          MEDIUM-TERM NOTES,
                             (FIXED RATE)

DUE FROM NINE MONTHS TO 30 YEARS FROM DATE OF ISSUE

INTEREST PAYABLE: THIRD WEDNESDAY OF       FORM:
DECEMBER, MARCH, JUNE AND SEPTEMBER         X  Book Entry      Certificated
                                           ---             ---
AND AT MATURITY

ISSUE PRICE: 99.977%                       AGENT: NATIONSBANC CAPITAL

AGENT'S COMMISSION: $31,250.00             CURRENCY OR CURRENCY UNIT:

ORIGINAL ISSUE DATE: 10/08/96
                                             X    U.S. Dollars (USD or U.S. $)
                                            ---
INTEREST RATE PER ANNUM: 3 month LIBOR + 0.25%

COUPON DAY COUNT: ACTUAL/360

STATED MATURITY: 10/07/97                  PUT DATES: N/A

REPURCHASE PRICE: N/A
  (For Discount Securities):               INTEREST RESET DATES: EACH INTEREST
                                           PAYMENT DATE
REDEMPTION INFORMATION: N/A
                                           RESET PERIOD: EACH INTEREST PERIOD
REPAYMENT INFORMATION: N/A
                                           INTEREST DETERMINATION DATE: 2
CUSIP NO.: 02359CAV8                       LONDON BANKING DAYS BEFORE RESET
                                           DATE
OTHER PROVISIONS: N/A


The aggregate principal amount of this offering is U.S. $25,000,000 (which, if the securities offered hereby are denominated in a currency or currency unit other than U.S. dollars, is the equivalent, in the currency or currency units set forth herein, of the principal amount set forth herein at the Exchange Rate set forth herein) and relates only to Pricing Supplement No. 21. Debt
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Securities, including Medium-Term Notes, may be issued by the Company in the aggregate principal amount of up to U.S. $600,000,000 or the equivalent in foreign currency units. To date, including this offering, an aggregate of U.S. $312,500,000 or the equivalent in foreign currency or foreign currency units of Medium-Term Notes, and all other Debt Securities, has been issued.

TYPE OF SALE:                     IF PRINCIPAL TRANSACTION, REOFFERING AT:
        X  As Agent                     varying prices related to
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                                        prevailing market prices at the
           As Principal                 time of resale
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                                        fixed public offering price of    %
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                                        of Principal Amount